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                                                                    Exhibit 10.4



                             SECURED PROMISSORY NOTE


$900,000                         LAS VEGAS, NEVADA                 JULY 28, 1997


         FOR VALUE RECEIVED, the undersigned maker, United Leisure Corporation, a Delaware corporation ("Maker"), promises to pay to Harvey Bibicoff, an individual, or order ("Holder") (as used herein, the word "Holder" shall mean the payee or any endorsee of this Note who is in possession of it) at 4101 Clarinda Drive, Tarzana, California 91356, or such other place as Holder may designate from time to time in writing, the principal sum of Nine Hundred Thousand Dollars ($900,000), with interest on the unpaid principal balance from time to time outstanding from the date hereof at the rate of ten percent (10%) per annum, all due and payable on the earlier to occur of (a) the closing of the initial public offering of 800,000 shares of the Common Stock of United Film Distributors, Inc., a Delaware corporation, for which a registration statement on Form SB-2 (File No.333-29071) under the Securities Act of 1933, as amended has been filed with the Securities and Exchange Commission; or (b) September 28, 1997 (such earlier date to be referred to as the "Maturity Date").

         If the interest payable hereunder shall at any time exceed the maximum rate of interest permitted by law in respect of this Note, the interest payable hereunder shall be reduced to that maximum legal rate permitted in respect of this Note.

         Maker's obligations under this Note are guaranteed by Harry Shuster and Nita Shuster (collectively, "Guarantor") pursuant to the terms of that certain Guaranty dated July 28, 1997 (the "Guaranty"). Guarantor's obligations are secured by a continuing security interest in certain collateral as described in that certain Guarantor Pledge Agreement (the "Guarantor Pledge Agreement").

         This Note is secured by a continuing security interest in certain collateral as described in that certain Pledge Agreement dated July 28, 1997 (the "Pledge Agreement").

         Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         Maker, at any time, or from time to time, may prepay principal on this Note, in whole or in part, prior to the Maturity Date without penalty or bonus. Each payment shall be credited first to late charges, fees or other sums (except principal and interest) to be paid by Maker to Holder hereunder; second to accrued and unpaid interest, and third, the balance, if any, to principal. Interest shall cease on principal so credited.

         The occurrence of any of the following events shall constitute a Default under this Note:



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                  (a) The failure of Maker to pay any installment of principal or interest on this Note as the same becomes due and payable.

                  (b) The occurrence of a default under the Pledge Agreement the Guaranty, or the Guarantor Pledge Agreement.

                  (c) The breach by Maker or failure of Maker to perform any obligation, covenant, condition, representation or warranty contained in this Note or the Pledge Agreement.

                  (d) Any involuntary lien or liens of any kind or character which shall attach the assets or property of Maker (except for taxes due but not in default), or any judgment or judgments entered against Maker that would or might materially adversely affect the business or assets of Maker.

                  (e) The filing by Maker or Guarantor of a petition commencing a voluntary case under the federal bankruptcy laws, or commencing any proceeding under any other federal or state bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute, whether now or hereafter in effect; or the filing by Maker or Guarantor of a petition with or application to any court or tribunal for the appointment of a custodian, receiver, liquidator? assignee, trustee, sequestrator, or other similar person for it or any substantial part of its assets; or the making of a general assignment or general arrangement by Maker or Guarantor for the benefit of creditors; or the admission by Maker or Guarantor in writing of its inability to meet its debts as such debts become due; or the entry of a decree or order for relief by a court having jurisdiction-in the premises in respect of the Maker or Guarantor in an involuntary case under the federal bankruptcy laws or any other federal or state bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which order remains unstayed and in effect for thirty (30) consecutive days or more; or the entry of a decree or order for relief by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar person for the Maker or Guarantor or for any substantial part of its assets which order remains unstayed and in effect for thirty (30) consecutive days or more; or the taking of or failing to take any act which indicates Maker's or Guarantor's consent to, approval of or acquiescence in any such petition, application, proceeding or order; or the occurrence of an involuntary sale or transfer of a substantial part of the assets of Maker or Guarantor including, without limitation, a sale pursuant to an attachment or execution, a pledgee's sale or other sale by any secured creditor, a tax lien sale, a transfer to or sale by any trustee in bankruptcy, guardian, conservator, or any other person who may succeed by operation of law or otherwise to any or all of Maker's or Guarantor's assets.

                  (f) Any transfer, sale, assignment or additional encumbrance of the collateral described in the Pledge Agreement or the Guarantor Pledge Agreement.



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                  (g) The sale, transfer, merger, or consolidation of Maker by any means whatsoever, any reorganization or recapitalization of Maker, or the sale or other disposal of all or a substantial portion of the assets of Maker to any party prior to payment in full to Holder of all sums due under this Note.

         Upon the occurrence of a Default, as defined above, the Holder shall have, his option, the right without further notice or demand, which Maker hereby expressly waives, to declare the unpaid principal and all accrued interest thereon immediately due and payable and to exercise any other rights and remedies that the Holder may have.

         Failure to exercise the foregoing option on the happening of one or more events of Default shall not constitute a waiver of the right to exercise such option at any subsequent time in respect of the same event or any other event of Default. The acceptance of the Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver by the Holder of any right to declare a Default hereunder or to pursue any remedy available at law or in equity.

         The rights and remedies of the Holder of this Note shall not be exhausted by the exercise of any of the rights or remedies of the Holder pursuant to this Note, the Pledge Agreement or any other agreement between Maker and Holder (whether or not there are additional parties to such agreement), or by any action or proceeding or any number of successive actions or proceedings, unless and until this Note shall be fully paid and discharged. All rights and remedies afforded to the Holder of this Note pursuant hereto, under the Pledge Agreement or under any other agreement at any time in effect between Maker and Holder (whether or not there are additional parties to such agreement) shall be separate and cumulative and in addition to any and all rights and remedies available to the Holder of this Note at law and equity or otherwise, and no one of such rights or remedies, whether exercised or not, shall be deemed to be an exclusion of any right or remedy available and shall in no way limit or prejudice any other right or remedy.

         If for any reason Maker fails to pay any interest or principal under this Note when due, then all amounts not paid when due shall bear interest at the rate of the lesser of (i) four percent (4%) per annum in excess of the Prime Rate or (ii) the maximum rate of interest permitted by law.

         The undersigned Maker hereby (i) waives diligence, presentment, protest and demand and also notice of protest, demand, nonpayment and dishonor of this Note, (ii) waive the right to assert any statute of limitations defense in respect of this Note; and (iii) expressly agrees that, without in any way affecting the liability of Maker hereunder, the Holder hereof may extend the Maturity Date or the time for payment of any sum due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note.

         The provisions of this Note shall inure to the benefit of the successors-in-interest, administrators and assigns of the Holder hereof and shall be binding upon the heirs, executors, administrators, successors-in-interest and assigns of Maker.



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         If any Default occurs hereunder, the undersigned Maker promises to pay all costs of enforcement and collection, including, without limitation, attorneys' fees, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guaranty hereof, incurred by the Holder hereof on account of such enforcement and collection, whether or not such enforcement and collection includes filing a lawsuit, and whether or not such lawsuit, if filed, is prosecuted to judgment. Such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the Holder hereof in connection with other similar proceedings involving the undersigned, or involving any unreleased Endorser or guarantor hereof, which in any way affect the exercise by the Holder hereof of its rights and remedies under this Note or under any trust deed, security agreement or other agreement securing or pertaining to this Note.

         Maker shall have no right of setoff, recoupment, counter claim or deduction with respect to any amount owing hereunder with regard to any claim Maker may assert against Holder, all of which rights Holder hereby expressly waives.

         All notices and other communications hereunder shall be given as follows:

                  To Maker:

                                   United Leisure Corporation
                                   1990 Westwood Boulevard
                                   Penthouse
                                   Los Angeles, CA 90025
                                   Attn: Harry Shuster

                  To Holder:

                                   Harvey Bibicoff
                                   4101 Clarinda Drive
                                   Tarzana, CA 91356

All such notices and communications shall be deemed to have been given and made upon the date of delivery (if delivered personally) or if mailed and sent by registered or certified mail, return receipt requested, postage prepaid and addressed as specified in this paragraph, on the third business day after deposit in a regularly maintained receptacle for the deposit of United States mail. Any party may change its address by written notice in accordance with this paragraph.

         The terms and provisions of this Note shall be construed and enforced under the laws of the State of Nevada. If any term or provision of this Note or any application of such provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which terms and provisions shall remain in full force and effect, to the fullest extent possible. Maker's obligations under this Note may only be altered or terminated by a written instrument executed by Maker and the Holder of this Note at the time enforcement of any discharge is sought.



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         Holder shall have the right, without consent of Maker, to sell, assign, pledge, hypothecate, transfer, negotiate or grant participations in any part of, or any interest in, Holder's rights, benefits and/or obligations under this Note.

         All amounts payable hereunder shall be denominated and paid in U.S. dollars and made in any coin and currency of the United States of America which on the date or respective date of payment is legal tender for the payment of public and private debts.

                                          "MAKER"

                                          UNITED LEISURE CORPORATION,
                                          a Delaware corporation



                                          By:  /s/ Harry Shuster
                                              ----------------------------------
                                                   HARRY SHUSTER
                                                   Its: President





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